UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):	May 22, 2019

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 Seaport Ct, Suite 102, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BVSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01 Other Events.

On May 22, 2019,  BroadVision, Inc. (the “Company”) received a letter (the “Notification Letter”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it had regained compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Rule”) for continued listing on The Nasdaq Capital Market and that Nasdaq considers the matter closed. The Notification Letter was sent following the filing of the Company’s Form 10-Q on May 15, 2019,  which reported total stockholders’ equity of approximately $4,398,000 as of March 31, 2019.

A copy of the press release issued by the Company on May 28, 2019 announcing its compliance with the Rule is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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BroadVision, Inc.

May 28, 2019	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: President, Chief Executive Officer and Interim Chief Financial Officer